Earnings Release	Exhibit 99.1
Q3 2022

Coursera Reports Third Quarter 2022 Financial Results

•
Revenue grows 24% year-over-year
•
Enterprise revenue grows 51% year-over-year

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera (NYSE: COUR) today announced financial results for its third quarter ended September 30, 2022.

“We believe that the future of higher education exists at the intersection of university and industry as millions of learners come to Coursera for the job-relevant skills and industry microcredentials needed for today’s in-demand careers,” said Coursera CEO Jeff Maggioncalda. “With our Career Academy’s expanding catalog of job roles, we are enabling academic institutions, businesses, and governments to adapt to the fast-changing skills landscape, evolve with employer demands, and build talent for the digital economy.”

Financial Highlights for Third Quarter 2022

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Total revenue was $136.4 million, up 24% from $109.9 million a year ago.
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Gross profit was $87.6 million or 64.2% of revenue, up 29% from $67.7 million or 61.6% of revenue a year ago. Non-GAAP gross profit was $88.3 million or 64.7% of revenue, up 29% from $68.3 million or 62.1% of revenue a year ago.
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Net loss was $(36.0) million or (26.4)% of revenue, compared to $(32.5) million or (29.5)% of revenue a year ago. Non-GAAP net loss was $(9.5) million or (7.0)% of revenue, compared to $(8.0) million or (7.3)% of revenue a year ago.
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Adjusted EBITDA was $(4.9) million or (3.6)% of revenue, compared to $(2.9) million or (2.6)% of revenue a year ago.
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Net cash provided by operating activities was $4.8 million, compared to $10.7 million a year ago. Free cash flow was $1.3 million, compared to $7.1 million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

“In the third quarter, revenue grew 24% year-over-year, reflecting the multiple growth levers we have across our business,” said Ken Hahn, Coursera’s CFO. “Our diverse offerings, global distribution, and strong financial position provide us with the flexibility to navigate the current environment and invest confidently in our long-term strategy.”

Operating Segment Highlights

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Consumer revenue for the third quarter was $78.0 million, up 17% from a year ago on strong demand for industry microcredentials, particularly our entry-level Professional Certificates. Segment gross margin was $57.1 million, or 73% of Consumer revenue, compared to 68% a year ago. The company added 6 million new registered learners during the quarter for a total of 113 million.
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Enterprise revenue for the third quarter was $48.0 million, up 51% from a year ago on growth across business, government, and campus customers. The total number of Paid Enterprise Customers increased to 1,086, up 53% from a year ago. Segment gross margin was $34.0 million, or 71% of Enterprise revenue, compared to 67% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 111%.
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Degrees revenue for the third quarter was $10.3 million, down 11% from a year ago on lower student enrollments. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 17,723, up 10% from a year ago.

Earnings Release

Q3 2022

All key business metrics are as of September 30, 2022. For more information regarding the metrics discussed in this press release, please see "Key Business Metrics Definitions" below.

Content, Customer, and Platform Highlights

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Content and Credentials:
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Announced the first 3 entry-level Professional Certificates from industry partners in India, including PwC India Goods and Services Tax Executive, PwC India Direct Tax Executive, and Tally Bookkeeper.
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Partnered with Google to pair leading university Specializations with their entry-level Professional Certificates, enhancing the credentials in high-growth industries such as construction, finance, healthcare, sustainability, and the public sector.
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Welcomed our first bachelor’s degree program from an Indian institute on Coursera with the Birla Institute of Technology & Science Pilani bachelor of science in computer science.
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Enterprise Customers:
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Coursera for Business signed new and expanded customer relationships with leading global brands, including Birlasoft (India), BNP Paribas Cardif (Latin America), Cisco Systems (U.S.), and Plexus (U.S.).
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Coursera for Government launched new and expanded state workforce and federal employee reskilling and upskilling programs across the U.S., including the California State Library and the Pacific Library Partnership, Defense Acquisition University, Louisiana Workforce Commission, and U.S. Minority Chamber of Commerce.
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Coursera for Campus expanded international adoption of industry microcredentials and digital skills with new universities, including Delta University for Science and Technology (Egypt), International Management Institute (India), MEF University (Turkey), and Thapar Institute of Engineering and Technology (India).
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Learning Platform:
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Expanded Clips to nearly 200,000 short videos and lessons, offering a more comprehensive library to serve our Enterprise learners’ in-the-moment skill development needs.
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Enhanced Career Academywith new developer and software engineering roles in coordination with recently launched entry-level Professional Certificates, offering learners flexible, online training from industry experts in high-growth fields that require no college degree or prior work experience.
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Launched new language translations for several of our most-popular entry-level Professional Certificates, including versions in Arabic and Spanish.

Highlights reflect developments since June 30, 2022 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Earnings Release

Q3 2022

Financial Outlook

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Fourth quarter 2022:
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Revenue in the range of $135.5 to $139.5 million
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Adjusted EBITDA in the range of $(16.5) to $(13.5) million
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Full year 2022:
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Revenue in the range of $517 to $521 million
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Adjusted EBITDA in the range of $(47.5) to $(44.5) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Earnings Release

Q3 2022

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its third quarter 2022 performance today, October 26, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on the company’s Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 113 million registered learners as of September 30, 2022. Coursera partners with over 275 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Anne Espiritu, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Earnings Release

Q3 2022

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation and payroll tax expense related to stock-based activities. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) other expense, net; (4) stock-based compensation expense; (5) income tax expense; and (6) payroll tax expense related to stock-based activities. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, software, and capitalized internal-use software costs. Purchases of property, equipment, and software and capitalized internal-use software costs are considered necessary components of our ongoing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Earnings Release

Q3 2022

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: Coursera’s growing prominence as a global destination for learners seeking job-relevant skills and the platform through which institutions are driving collaboration; broadening access to higher education and creating a new and inclusive learning model; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; the COVID-19 pandemic’s impact on our business and our industry; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release

Q3 2022

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$136,389	$109,880	$381,576	$300,331
Cost of revenue(1)	48,821	42,162	137,972	122,149
Gross profit	87,568	67,718	243,604	178,182
Operating expenses:
Research and development(1)	39,415	33,935	122,299	97,079
Sales and marketing(1)	58,504	45,268	165,757	121,743
General and administrative(1)	25,998	19,942	76,902	54,933
Total operating expenses	123,917	99,145	364,958	273,755
Loss from operations	(36,349)	(31,427)	(121,354)	(95,573)
Interest income	2,301	62	3,473	227
Other expense, net	(976)	(286)	(2,574)	(251)
Loss before income taxes	(35,024)	(31,651)	(120,455)	(95,597)
Income tax expense	1,014	800	3,185	1,880
Net loss	$(36,038)	$(32,451)	$(123,640)	$(97,477)
Net loss per share—basic and diluted	$(0.25)	$(0.23)	$(0.85)	$(0.93)
Weighted average shares used in computing net loss per share—basic and diluted	146,020,571	138,846,394	144,619,748	104,316,176

(1)
Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$683	$527	$2,072	$1,537
Research and development	11,675	11,259	34,037	31,650
Sales and marketing	7,630	6,846	21,952	19,504
General and administrative	6,382	4,776	17,792	15,176
Total stock-based compensation expense	$26,370	$23,408	$75,853	$67,867

Earnings Release

Q3 2022

Coursera Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	September 30, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$424,796	$580,658
Marketable securities	361,025	241,117
Accounts receivable, net	54,567	34,396
Deferred costs, net	25,610	19,666
Prepaid expenses and other current assets	22,291	16,494
Total current assets	888,289	892,331
Property, equipment, and software, net	28,118	24,725
Operating lease right-of-use assets	10,789	16,321
Intangible assets, net	8,985	10,091
Restricted cash	2,061	2,061
Other assets	18,014	13,381
Total assets	$956,256	$958,910

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$62,182	$49,206
Other accounts payable and accrued expenses	27,702	23,257
Accrued compensation and benefits	13,563	18,353
Operating lease liabilities, current	8,085	8,031
Deferred revenue, current	116,592	94,637
Other current liabilities	7,608	7,639
Total current liabilities	235,732	201,123
Operating lease liabilities, non-current	7,417	11,864
Deferred revenue, non-current	3,239	3,851
Other liabilities	887	559
Total liabilities	247,275	217,397
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,327,566	1,235,231
Treasury stock—at cost	(4,701)	(4,701)
Accumulated other comprehensive loss	(1,479)	(252)
Accumulated deficit	(612,406)	(488,766)
Total stockholders’ equity	708,981	741,513
Total liabilities and stockholders’ equity	$956,256	$958,910

Earnings Release

Q3 2022

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(123,640)	$(97,477)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	13,507	10,508
Stock-based compensation expense	75,853	67,867
Amortization or accretion of marketable securities	1,046	373
Impairment of long-lived assets	6,124	—
Other	1,070	257
Changes in operating assets and liabilities:
Accounts receivable, net	(21,059)	4,500
Prepaid expenses and other assets	(19,454)	(5,658)
Operating lease right-of-use assets	3,655	4,052
Accounts payable and accrued expenses	18,232	(58)
Accrued compensation and other liabilities	(4,498)	7,274
Operating lease liabilities	(4,788)	(4,801)
Deferred revenue	21,343	14,104
Net cash (used in) provided by operating activities	(32,609)	941
Cash flows from investing activities:
Purchases of marketable securities	(287,639)	—
Proceeds from maturities of marketable securities	165,000	189,981
Purchases of property, equipment, and software	(1,386)	(1,228)
Capitalized internal-use software costs	(10,082)	(9,712)
Purchases of content assets	(1,295)	(769)
Net cash (used in) provided by investing activities	(135,402)	178,272
Cash flows from financing activities:
Proceeds from exercise of stock options	14,641	26,810
Proceeds from employee stock purchase plan	4,596	—
Proceeds from initial public offering, net of offering costs	—	525,284
Payment of deferred offering costs	(295)	(6,119)
Payment of tax withholding on vesting of restricted stock units	(6,793)	(3,992)
Net cash provided by financing activities	12,149	541,983
Net (decrease) increase in cash, cash equivalents, and restricted cash	(155,862)	721,196
Cash, cash equivalents, and restricted cash—Beginning of period	582,719	82,426
Cash, cash equivalents, and restricted cash—End of period	$426,857	$803,622
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$424,796	$801,074
Restricted cash	2,061	2,548
Total cash, cash equivalents, and restricted cash	$426,857	$803,622

Earnings Release

Q3 2022

Coursera Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(36,038)	$(32,451)	$(123,640)	$(97,477)
Depreciation and amortization	4,886	4,137	13,507	10,508
Interest income, net	(2,301)	(62)	(3,473)	(227)
Other expense, net	976	286	2,574	251
Stock-based compensation expense	26,370	23,408	75,853	67,867
Income tax expense	1,014	800	3,185	1,880
Payroll tax expense related to stock-based activities	158	1,029	891	1,313
Adjusted EBITDA	$(4,935)	$(2,853)	$(31,103)	$(15,885)
Net loss margin	(26)%	(30)%	(32)%	(32)%
Adjusted EBITDA Margin	(4)%	(3)%	(8)%	(5)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$4,791	$10,741	$(32,609)	$941
Less: purchases of property, equipment and software	(669)	(489)	(1,386)	(1,228)
Less: capitalized internal-use software costs	(2,816)	(3,114)	(10,082)	(9,712)
Free Cash Flow	$1,306	$7,138	$(44,077)	$(9,999)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit	$87,568	$67,718	$243,604	$178,182
Stock-based compensation expense	683	527	2,072	1,537
Payroll tax expense related to stock-based activities	3	37	16	53
Non-GAAP gross profit	$88,254	$68,282	$245,692	$179,772
Net loss	$(36,038)	$(32,451)	$(123,640)	$(97,477)
Stock-based compensation expense	26,370	23,408	75,853	67,867
Payroll tax expense related to stock-based activities	158	1,029	891	1,313
Non-GAAP net loss	$(9,510)	$(8,014)	$(46,896)	$(28,297)